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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward J. Kelly, III and John L. Unger as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned's name as a director of Mercantile Bankshares Corporation ("Bankshares") the Registration Statement on Form S-4 to be filed by Bankshares with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance of shares of Bankshares common stock to shareholders of James Monroe Bancorp, Inc. ("James Monroe") pursuant to the Agreement and Plan of Merger dated as of March 27, 2006, as may be amended from time to time, between James Monroe and Bankshares, and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

/s/ CYNTHIA A. ARCHER Cynthia A. Archer	Director	April 18, 2006
/s/ R. CARL BENNA R. Carl Benna	Director	May 1, 2006
/s/ RICHARD O. BERNDT Richard O. Berndt	Director	April 18, 2006
/s/ HOWARD B. BOWEN Howard B. Bowen	Director	April 18, 2006
/s/ WILLIAM R. BRODY William R. Brody	Director	April 19, 2006
/s/ EDDIE C. BROWN Eddie C. Brown	Director	May 1, 2006
/s/ GEORGE L. BUNTING, JR. George L. Bunting, Jr.	Director	April 18, 2006
/s/ ANTHONY W. DEERING Anthony W. Deering	Director	May 1, 2006
/s/ DARRELL D. FRIEDMAN Darrell D. Friedman	Director	April 18, 2006

/s/ FREEMAN A. HRABOWSKI Freeman A. Hrabowski	Director	April 19, 2006
/s/ ROBERT A. KINSLEY Robert A. Kinsley	Director	May 1, 2006
/s/ ALEXANDER T. MASON Alexander T. Mason	Director	April 20, 2006
/s/ JENNY G. MORGAN Jenny G. Morgan	Director	April 18, 2006
/s/ MORTON B. PLANT Morton B. Plant	Director	April 18, 2006
/s/ CHRISTIAN H. POINDEXTER Christian H. Poindexter	Director	April 18, 2006
/s/ CLAYTON S. ROSE Clayton S. Rose	Director	April 18, 2006
/s/ JAMES L. SHEA James L. Shea	Director	May 1, 2006
/s/ DONALD J. SHEPARD Donald J. Shepard	Director	May 1, 2006
/s/ JAY M. WILSON Jay M. Wilson	Director	May 1, 2006

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POWER OF ATTORNEY